SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 25, 2005
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                         HARBOR FLORIDA BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                         000-22817               65-0813766
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(State or other jurisdiction            (Commission             (IRS Employer
        of incorporation)               File Number)         Identification No.)


                   100 S. Second Street, Fort Pierce, FL 34950
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (772) 461-2414
                                                   ---------------




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          (Former name or former address, if changed since last report)

Item 8.01  Other Events

         On October 25, 2005, Harbor Florida Bancshares, Inc. ("Bancshares") announced that normal business activities resumed in 80% of its 37 offices located on the Central East Coast of Florida. A copy of the press release dated October 25, 2005 is attached as Exhibit 99.







                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:        October 25, 2005          HARBOR FLORIDA BANCSHARES,
                                            INC., Registrant


                                        By:             /s/
                                            ---------------------------------
                                            Name:  H. Michael Callahan
                                            Title:  Senior Vice President and
                                            Chief Financial Officer


Exhibit No.                Description

99                         Press release dated October 25, 2005

                                                               Exhibit 99


     HARBOR FLORIDA BANCSHARES  ANNOUNCES RESUMING  OPERATIONS IN 80% OF
                         OFFICES AFTER HURRICANE WILMA


FOR IMMEDIATE RELEASE: OCTOBER 25, 2005


Fort Pierce, FL - Harbor Florida Bancshares, Inc. (HARB), the holding company for Harbor Federal Savings Bank, announced today that normal business activities resumed in 80% of its 37 offices located on the Central East Coast of Florida.

There was minor damage in some locations in the southern part of Harbor's market in Martin and St. Lucie Counties. Electricity was the primary cause for the unopened branch offices and these facilities will be opened once power is restored.

Harbor's CEO, Mike Brown, Sr., said "Harbor's dedicated staff effectively implemented our contingency plan and restored banking services to customers in all of our seven county markets."

Harbor Federal is headquartered in Fort Pierce, Florida and has 37 offices located in a seven-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.


CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.